Exhibit 99.1

Contact:	Mary Skafidas Investor and Public Relations (212) 521-2788

NEWS RELEASE

LOEWS CORPORATION REPORTS NET INCOME FOR 2015

NEW YORK, February 8, 2016—Loews Corporation (NYSE:L) today reported net income of $260 million, or $0.72 per share, for the year ended December 31, 2015, compared to net income of $591 million, or $1.55 per share, in the prior year. Net income in 2014 included a loss from discontinued operations of $371 million, or $0.97 per share, reflecting the disposition by Loews of HighMount Exploration & Production, LLC and by CNA Financial Corporation of its former life insurance subsidiary.

Results for the three months ended December 31, 2015 were a net loss of $201 million, or $0.58 per share, compared to net income of $208 million, or $0.55 per share, in the prior year period. The three months and full year of 2015 included a reserve charge of $177 million (after tax and noncontrolling interests) related to the long term care business at CNA Financial Corporation. Diamond Offshore Drilling, Inc. recorded asset impairment charges of $182 million and $341 million (after tax and noncontrolling interests) for the three months and year ended December 31, 2015, compared to $55 million of asset impairment charges for the year ended December 31, 2014.

Book value per share excluding accumulated other comprehensive income (AOCI) increased to $52.72 at December 31, 2015 from $50.95 at December 31, 2014.

CONSOLIDATED HIGHLIGHTS

	December 31,
	Three Months		Years Ended
(In millions, except per share data)	2015	2014	2015	2014

Income (loss) before net investment gains (losses)	$(185)	$222	$294	$930
Net investment gains (losses)	(16)	(7)	(34)	32
Income (loss) from continuing operations	(201)	215	260	962
Discontinued operations, net	-	(7)	-	(371)
Net income (loss) attributable to Loews Corporation	$(201)	$208	$260	$591
Net income (loss) per share:
Income (loss) from continuing operations	$(0.58)	$0.57	$0.72	$2.52
Discontinued operations, net	-	(0.02)	-	(0.97)
Net income (loss) per share	$(0.58)	$0.55	$0.72	$1.55

	December 31,
	2015	2014

Book value per share	$51.67	$51.70
Book value per share excluding AOCI	52.72	50.95

Three Months Ended December 31, 2015 Compared to 2014

Income from continuing operations declined due primarily to lower earnings at CNA and Diamond Offshore, partially offset by higher earnings at Boardwalk Pipeline Partners, LP.

CNA’s results decreased primarily due to a charge of $177 million (after tax and noncontrolling interests) resulting from the unlocking of actuarial assumptions related to future policy benefit reserves for the long term care business. Earnings also include lower limited partnership investment results partially offset by a prior year charge of $49 million (after tax and noncontrolling interests) related to a lump sum pension plan settlement.

Diamond Offshore’s results decreased primarily due to an asset impairment charge of $182 million (after tax and noncontrolling interests) related to the carrying value of nine drilling rigs. Excluding this charge, earnings were favorably impacted by higher average daily revenue earned by ultra-deepwater floaters and significantly reduced contract drilling expenses for the fleet offset by lower rig utilization and increased interest expense.

Boardwalk Pipeline’s earnings increased primarily due to new rates taking effect as a result of the Gulf South rate case, partially offset by increased depreciation costs.

Loews Hotels’ results decreased primarily due to an asset impairment charge of $3 million (after tax) related to a joint venture equity interest in a hotel property as well as increased tax expense due to an adjustment for prior years' estimates and higher Florida state income taxes reflecting increased profits at the Universal Orlando and Miami properties.

Year Ended December 31, 2015 Compared to 2014

Income from continuing operations for year ended December 31, 2015 was $260 million, or $0.72 per share, compared to $962 million, or $2.52 per share, in the prior year. The decline in income from continuing operations was primarily due to the reserve charges at CNA and Diamond Offshore asset impairment charges discussed above. In addition, parent company investment income declined as a result of lower performance of equity securities in the trading portfolio and decreased results from limited partnership investments.

Excluding the insurance reserve charge discussed above, CNA’s earnings declined year-over-year primarily due to lower limited partnership results and a $38 million charge (after tax and noncontrolling interests) related to a retroactive reinsurance agreement to cede its legacy asbestos and environmental pollution liabilities. This earnings decline was partially offset by improved underwriting results driven by higher favorable net prior year development.

Diamond Offshore’s results for 2015 include asset impairment charges totaling $341 million (after tax and noncontrolling interests) related to the carrying value of 17 drilling rigs, as well as lower rig utilization. In addition, earnings were impacted by a $20 million impairment charge to write-off all goodwill associated with the Company’s investment in Diamond Offshore as well as increased depreciation and interest expense. In 2014, Diamond Offshore recognized an asset impairment charge of $55 million (after tax and noncontrolling interests).

Boardwalk Pipeline’s earnings increase primarily stemmed from the impact of a $55 million charge (after tax and noncontrolling interests) in 2014 related to the write off of all capitalized costs associated with the terminated Bluegrass project. Absent this charge, earnings were largely consistent with the prior year as additional revenues from the settlement of the Gulf South rate case and a franchise tax refund related to settlement of prior tax periods were offset by lower natural gas storage revenues and increased depreciation and interest costs.

Loews Hotels’ earnings were slightly higher as increased income from Universal Orlando joint venture properties were largely offset by increased interest expense and higher income taxes as described above.

Discontinued operations in 2014 included impairment charges related to the sale of both CNA’s former life insurance subsidiary and HighMount.

SHARE REPURCHASES

At December 31, 2015, there were 339.9 million shares of Loews common stock outstanding. For the three months and year ended December 31, 2015, the Company repurchased 17.0 million and 33.3 million shares of its common stock at an aggregate cost of $632 million and $1.3 billion. From January 1, 2016 to February 5, 2016, the Company repurchased an additional 0.9 million shares of its common stock at an aggregate cost of $33 million. Depending on market conditions, the Company may from time to time purchase shares of its and its subsidiaries’ outstanding common stock in the open market or otherwise.

CONFERENCE CALLS

A conference call to discuss the fourth quarter results of Loews Corporation has been scheduled for today at 11:00 a.m. ET. A live webcast of the call will be available online at the Loews Corporation website (www.loews.com). Please go to the website at least ten minutes before the event begins to register and to download and install any necessary audio software. Those interested in participating in the question and answer session should dial (877) 692-2592, or for international callers, (973) 582-2757. The conference ID number is 21220803. An online replay will also be available on the Loews Corporation’s website following the call.

A conference call to discuss the fourth quarter results of CNA has been scheduled for today at 10:00 a.m. ET. A live webcast will be available at www.cna.com. Those interested in participating in the question and answer session should dial (888) 299-7209, or for international callers, (719) 325-2494.

A conference call to discuss the fourth quarter results of Boardwalk Pipeline has been scheduled for today at 9:30 a.m. ET. A live webcast will be available at www.bwpmlp.com. Those interested in participating in the question and answer session should dial (855) 793-3255 or for international callers, (631) 485-4925. The conference ID number is 20355677.

A conference call to discuss the fourth quarter results of Diamond Offshore has been scheduled for today at 8:30 a.m. ET. A live webcast will be available at www.diamondoffshore.com. Those interested in participating in the question and answer session should dial (800) 247-9979, or for international callers, (973) 321-1100. The conference ID number is 26416613.

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ABOUT LOEWS CORPORATION

Loews Corporation is a diversified company with three publicly-traded subsidiaries: CNA Financial Corporation (NYSE: CNA), Diamond Offshore Drilling, Inc. (NYSE: DO) and Boardwalk Pipeline Partners, LP (NYSE: BWP); and one wholly owned subsidiary, Loews Hotels & Resorts. For more information please visit www.loews.com.

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FORWARD-LOOKING STATEMENTS

Statements contained in this press release which are not historical facts are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are inherently uncertain and subject to a variety of risks that could cause actual results to differ materially from those expected by management of the Company. A discussion of the important risk factors and other considerations that could materially impact these matters as well as the Company’s overall business and financial performance can be found in the Company’s reports filed with the Securities and Exchange Commission and readers of this release are urged to review those reports carefully when considering these forward-looking statements. Copies of these reports are available through the Company’s website (www.loews.com). Given these risk factors, investors and analysts should not place undue reliance on forward-looking statements. Any such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

Loews Corporation and Subsidiaries
Selected Financial Information

	December 31,
(In millions)	Three Months		Years Ended
	2015	2014	2015	2014
Revenues:
CNA Financial	$2,298	$2,389	$9,172	$9,638
Diamond Offshore	561	677	2,428	2,825
Boardwalk Pipeline	329	305	1,254	1,236
Loews Hotels	152	132	604	475
Investment income and other	22	29	28	97
	3,362	3,532	13,486	14,271
Investment gains (losses) – CNA Financial	(29)	(11)	(71)	54
Total	$3,333	$3,521	$13,415	$14,325
Income (Loss) Before Income Tax:
CNA Financial (a)	$(131)	$265	$624	$1,161
Diamond Offshore (b)	(360)	152	(402)	514
Boardwalk Pipeline (c)	64	35	227	140
Loews Hotels	3	7	28	21
Investment income, net	18	26	22	94
Other (d)	(69)	(63)	(184)	(174)
	(475)	422	315	1,756
Investment gains (losses) – CNA Financial	(29)	(11)	(71)	54
Total	$(504)	$411	$244	$1,810
Net Income (Loss) Attributable to Loews Corporation:
CNA Financial (a)	$(46)	$186	$467	$770
Diamond Offshore (b)	(122)	47	(156)	183
Boardwalk Pipeline (c)	19	11	74	18
Loews Hotels	(3)	3	12	11
Investment income, net	12	17	16	63
Other (d)	(45)	(42)	(119)	(115)
	(185)	222	294	930
Investment gains (losses) – CNA Financial	(16)	(7)	(34)	32
Income (loss) from continuing operations	(201)	215	260	962
Discontinued operations, net (e)	-	(7)	-	(371)
Net income (loss) attributable to Loews Corporation	$(201)	$208	$260	$591

(a)
Includes a charge of $305 million ($177 million after tax and noncontrolling interests) for the three months and year ended December 31, 2015 related to an increase in long term care insurance reserves, and a charge of $65 million ($38 million after tax and noncontrolling interests) for the year ended December 31, 2015 related to retroactive reinsurance accounting for the Loss Portfolio Transfer. Includes a charge of $84 million ($49 million after tax and noncontrolling interests) for the three months and year ended December 31, 2014 related to a lump sum pension plan settlement.  Includes a curtailment gain of $86 million ($50 million after tax and noncontrolling interests) related to a negative plan amendment and the re-measurement of postretirement benefit obligations and a loss of $31 million (after noncontrolling interests) related to a coinsurance agreement entered into on a separate small block of annuity business outside of Continental Assurance Company for the year ended December 31, 2014.

(b)
Includes an asset impairment charge of $499 million ($182 million after tax and noncontrolling interests) for the three months ended December 31, 2015 related to the carrying value of nine drilling rigs and charges totaling $861 million ($341 million after tax and noncontrolling interests) for the year ended December 31, 2015 related to the carrying value of 17 drilling rigs. Includes an asset impairment charge of $109 million ($55 million after tax and noncontrolling interests) for the year ended December 31, 2014 related to the carrying value of six drilling rigs.

(c)
Includes a loss of $94 million ($55 million after tax and noncontrolling interests) for the year ended December 31, 2014 to write off all capitalized costs associated with the terminated Bluegrass project.

(d)	Consists primarily of corporate interest expense and other unallocated expenses.
(e)	See table on page six for a summary of items comprising discontinued operations for 2014.

Loews Corporation and Subsidiaries
Consolidated Financial Review

	December 31,
(In millions, except per share data)	Three Months		Years Ended
	2015	2014	2015	2014
Revenues:
Insurance premiums	$1,748	$1,785	$6,921	$7,212
Net investment income	447	538	1,866	2,163
Investment gains (losses)	(29)	(11)	(71)	54
Contract drilling revenues	544	674	2,360	2,737
Other	623	535	2,339	2,159
Total	3,333	3,521	13,415	14,325

Expenses:
Insurance claims and policyholders’ benefits (a)	1,376	1,350	5,384	5,591
Contract drilling expenses	257	359	1,228	1,524
Other (b) (c)	2,204	1,401	6,559	5,400
Total	3,837	3,110	13,171	12,515

Income (loss) before income tax	(504)	411	244	1,810
Income tax (expense) benefit	213	(110)	43	(457)
Income (loss) from continuing operations	(291)	301	287	1,353
Discontinued operations, net of income tax	-	(7)	-	(391)
Net income (loss)	(291)	294	287	962
Amounts attributable to noncontrolling interests	90	(86)	(27)	(371)
Net income (loss) attributable to Loews Corporation	$(201)	$208	$260	$591

Net income (loss) attributable to Loews Corporation
Income (loss) from continuing operations	$(201)	$215	$260	$962
Discontinued operations, net (d)	-	(7)	-	(371)
Net income (loss)	$(201)	$208	$260	$591

Diluted income (loss) per share:
Income (loss) from continuing operations	$(0.58)	$0.57	$0.72	$2.52
Discontinued operations, net	-	(0.02)	-	(0.97)
Diluted income (loss) per share attributable to Loews
Corporation	$(0.58)	$0.55	$0.72	$1.55

Weighted diluted number of shares	346.69	374.71	362.69	382.55

(a)
Includes a charge of $305 million ($177 million after tax and noncontrolling interests) for the three months and year ended December 31, 2015 related to an increase in long term care insurance reserves, and a charge of $65 million ($38 million after tax and noncontrolling interests) for the year ended December 31, 2015 related to retroactive reinsurance accounting for the Loss Portfolio Transfer. Includes a charge of $84 million ($49 million after tax and noncontrolling interests) for the three months and year ended December 31, 2014 related to a lump sum pension plan settlement.  Includes a curtailment gain of $86 million ($50 million after tax and noncontrolling interests) related to a negative plan amendment and the re-measurement of postretirement benefit obligations and a loss of $31 million (after noncontrolling interests) related to a coinsurance agreement entered into on a separate small block of annuity business outside of Continental Assurance Company at CNA for the year ended December 31, 2014.

(b)
Includes an asset impairment charge of $499 million ($182 million after tax and noncontrolling interests) for the three months ended December 31, 2015 related to the carrying value of nine drilling rigs and charges totaling $861 million ($341 million after tax and noncontrolling interests) for the year ended December 31, 2015 related to the carrying value of 17 drilling rigs. Includes an asset impairment charge of $109 million ($55 million after tax and noncontrolling interests) for the year ended December 31, 2014 related to the carrying value of six drilling rigs.

(c)
Includes a loss of $94 million ($55 million after tax and noncontrolling interests) for the year ended December 31, 2014 to write off all capitalized costs associated with the terminated Bluegrass project.

(d)	See table on page six for a summary of items comprising discontinued operations for 2014.

Loews Corporation and Subsidiaries
Discontinued Operations Review

	December 31, 2014
(In millions)	Three Months	Year Ended
CNA Financial
Continental Assurance Company (“CAC”) operations	-	$12
Impairment loss on sale of CAC	-	(189)
CNA Financial - Discontinued operations, net	-	(177)

HighMount
Operations	$(6)	(37)
Ceiling test impairment	-	(19)
Impairment loss on sale	(1)	(138)
HighMount – Discontinued operations, net	(7)	(194)

Discontinued operations, net	$(7)	$(371)